UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2022

Conagra Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 1300 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 549-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	CAG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07, below, on September 21, 2022, at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Conagra Brands, Inc. (the “Company”), upon the recommendation of the Company’s Board of Directors (the “Board”), the shareholders of the Company approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to allow shareholders to act by written consent. The Certificate of Amendment to the Charter was filed with the Secretary of State of the State of Delaware on September 22, 2022 and was effective as of such date. Also on September 22, 2022, the Board approved the restatement of the existing Charter to reflect the amendments thereto (the “Restated Charter”), and the Restated Charter was filed with the Secretary of State of the State of Delaware on September 23, 2022.

Conforming amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) to effect changes necessary to allow shareholder action by written consent and to make other changes to conform to the Charter, having been duly approved by the Board, became effective on September 22, 2022.

The foregoing descriptions of the amendments to the Charter and the Bylaws are qualified in their entirety by the complete texts of the Restated Charter and the Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference in their entirety into this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 21, 2022, the Company held the Annual Meeting. The final voting results for the matters brought before the Annual Meeting are set forth below.

1.	Election of Directors

The Company’s shareholders elected the following nominees to the Board for a one-year term. For each nominee, the voting results were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Anil Arora	365,921,953	4,778,382	941,717	51,798,116
Thomas K. Brown	364,524,213	6,180,511	937,328	51,798,116
Emanuel Chirico	368,064,716	2,634,714	942,622	51,798,116
Sean M. Connolly	367,246,246	3,539,079	856,727	51,798,116
George Dowdie	368,999,791	1,694,294	947,967	51,798,116
Fran Horowitz	366,285,354	4,470,307	886,391	51,798,116
Richard H. Lenny	355,388,857	15,308,244	944,951	51,798,116
Melissa Lora	368,020,810	2,744,843	876,399	51,798,116
Ruth Ann Marshall	334,459,317	36,293,268	889,467	51,798,116
Denise A. Paulonis	368,806,249	1,933,603	902,200	51,798,116

2.	Ratification of the Appointment of KPMG LLP as the Company’s Independent Auditor for Fiscal 2023

The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent auditor for fiscal 2023. The voting results were as follows:

For	Against	Abstain
416,954,775	5,499,582	985,811

3.	Approval, on an Advisory Basis, of the Company’s Named Executive Officer Compensation

The Company’s shareholders approved, on an advisory basis, the Company’s named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
347,272,999	22,702,626	1,666,427	51,798,116

4.	Approval of an Amendment to the Charter to Allow Shareholders to Act By Written Consent

The Company’s shareholders approved an amendment to the Charter to allow shareholder to act by written consent. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
358,258,426	12,146,903	1,236,723	51,798,116

5.	Shareholder Proposal Requesting that the Board Adopt a Policy to Separate the Office of the Chair and the Office of the Chief Executive Officer

The Company’s shareholders [did not approve][approved] a non-binding shareholder proposal requesting that the Board adopt a policy to separate the officer of the Chair and the office of the Chief Executive Officer. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
137,917,360	231,451,493	2,273,199	51,798,116

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Conagra Brands, Inc., dated September 23, 2022

3.2	Amended and Restated Bylaws of Conagra Brands, Inc., dated September 22, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA BRANDS, INC.

By:	/s/ Carey L. Bartell
Name:	Carey L. Bartell
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: September 26, 2022